EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Director's and Stockholders
Fidelity Equity Group, Inc.
Queensbury, New York

We consent to the use in this Prospectus of Fidelity Equity Group, Inc. of our report of Fidelity Equity Group, Inc. for the period from date of inception (August 13, 2003) to March 31, 2004 dated April 1, 2004.


/S/ ROTENBERG & CO., LLP
------------------------
Rotenberg & Company, LLP
Rochester, New York
November 24, 2004


                                 EXHIBIT 23.1